                                                Issuer Free Writing Prospectus
                                                    Filed Pursuant to Rule 433
                        Registration Statement Nos. 333-132370 and 333-132370-01


[CITIGROUP LOGO]
  corporate and
  investment banking


  EQUITY FIRST
  Protection First


OFFERING SUMMARY
(Related to the Prospectus and Pricing Supplement, Subject to Completion, Dated October 25, 2006)

SAFETY FIRST TRUST
SERIES 2006-1




                                                    SAFETY FIRST(SM) INVESTMENTS


                                          Principal-Protected Trust Certificates
                                  Linked to the Dow Jones Industrial Average(SM)
                                            and the Nikkei 225 Stock Average(SM)
                                                           Due:           , 2010


Safety First Trust Series 2006-1, the issuer, and Citigroup Funding Inc. and Citigroup Inc., the guarantors, have filed registration statements (including prospectuses) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectuses in those registration statements (File Nos. 333-135867 and 333-132370) and the other documents Safety First Trust Series 2006-1, Citigroup Funding and Citigroup have filed with the SEC for more complete information about Safety First Trust Series 2006-1, Citigroup Funding, Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus by calling toll-free 1-877-858-5407.

 Investment Products    Not FDIC Insured    May Lose Value    No Bank Guarantee

October 25, 2006
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PRINCIPAL-PROTECTED
TRUST CERTIFICATES

LINKED TO THE DOW JONES INDUSTRIAL AVERAGE(SM) AND THE NIKKEI 225 STOCK AVERAGE(SM)
DUE                  , 2010

This offering summary represents a summary of the terms and conditions of the certificates. We encourage you to read the preliminary prospectus and pricing supplement related to this offering. Capitalized terms used in this summary are defined in "Preliminary Terms" on page 4 of this offering summary.

Overview of the Trust Certificates
The Principal-Protected Trust Certificates Linked to the Dow Jones Industrial
Average(SM) and the Nikkei 225 Stock Average(SM) due           , 2010 are
equity-linked preferred securities issued by Safety First Trust Series 2006-1 that have a maturity of approximately 3.50 to 3.65 years. Some key characteristics of the Certificates include:

- Principal Protection like a Fixed-Income Investment. Similar to a fixed income investment, an investor's initial investment is 100% principal protected if the investor holds the Certificates to maturity.

- No Periodic Payments. The Certificates do not offer current income, which means that investors do not receive any periodic interest or other payments on the Certificates prior to maturity. Instead of a periodic fixed or floating rate of interest, return on the Certificates is paid at maturity and is based upon the appreciation, if any, of the values of the Dow Jones Industrial Average and the Nikkei 225 Stock Average. In addition, you will not receive any dividend payments or other distributions, if any, on the stocks included in the indices.

- Equity Market Participation. If you hold the Certificates to maturity, you will be entitled to receive (i) $10 (your initial investment), plus (ii) a supplemental distribution amount, which may be positive or zero, based on the appreciation, if any, of the value of the Underlying Basket.

- Citigroup Guarantee of Trust Assets. The payments under the Certificates will be made to the extent that Citigroup Funding makes payments under the Securities and Warrants, the assets of the Trust. Payment obligations of Citigroup Funding under the Securities and Warrants are guaranteed by its parent company Citigroup Inc.

- No Interim Income Recognition; Short-Term Capital Gain or Loss. U.S. investors who make a "mixed straddle" election should not be required to recognize income or gain until maturity or sale of the Certificates. Upon maturity or sale of the Certificates, investors should recognize short-term capital gain or loss, regardless of how long they have held the Certificates. U.S. investors can make the mixed straddle election by complying with the identification requirements described in the preliminary prospectus and pricing supplement related to this offering and by filing IRS form 6781 attached to it.
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Beginning on the date the Certificates are issued and ending on the date that is one business day prior to the Valuation Date, you will have the right to exchange each Certificate you hold for a pro rata portion of the assets of the Trust, which consist of the Securities and Warrants issued by Citigroup Funding Inc., upon proper notice to the trustee. You cannot recognize long-term capital gain from your investment in the Certificates unless you exercise your Exchange Right, then dispose of either the Securities or the Warrants, and then hold the remaining instrument for more than one year after that disposition.

Neither the Securities nor the Warrants are principal protected. You should be aware that if you choose to exercise your Exchange Right and hold only the Securities or only the Warrants, you will lose the benefit of principal protection at maturity and may receive substantially less than the amount of your initial investment in the Certificates.

In order to exercise your Exchange Right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

Types of Investors
The Certificates are hybrid investments that combine characteristics of equity and fixed income instruments. They may be an attractive investment for an investor seeking growth potential on a principal protected basis and willing to forego current income. This type of investor may include, but is not limited to:

- Fixed-income investors currently invested in zero coupon bonds who are seeking an opportunity to earn potentially higher equity-linked returns.

- Conservative equity investors who wish to participate in the upside potential of broad-based equity market indices, while limiting their exposure to the downside.

- Investors who can hold the Certificates for approximately 3.50 to 3.65 years.
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Preliminary Terms


  Issuer:                       Safety First Trust Series 2006-1 (the "Trust")
  -----------------------------------------------------------------------------------------
  Certificates:                 Principal-Protected Trust Certificates Linked to the Dow
                                Jones Industrial Average and the Nikkei 225 Stock Average
  -----------------------------------------------------------------------------------------
  Assets of the Trust:          Equity Index Participation Securities Linked to the Dow
                                Jones Industrial Average and the Nikkei 225 Stock Average
                                (the "Securities") and Equity Index Warrants Linked to the
                                Dow Jones Industrial Average and the Nikkei 225 Stock
                                Average (the "Warrants"), both issued by Citigroup Funding
  -----------------------------------------------------------------------------------------
  Guarantee:                    Any payments due on the Securities and Warrants are fully
                                and unconditionally guaranteed by Citigroup. Citigroup and
                                Citigroup Funding will also guarantee any payments due on
                                the Certificates to the extent of funds available at the
                                Trust.
  -----------------------------------------------------------------------------------------
  Rating of the Issuer's        Aa1/AA- (Moody's/S&P) based upon the Citigroup guarantee
  Obligations:
  -----------------------------------------------------------------------------------------
  Principal Protection:         100% if you hold the Certificates, or both the Securities
                                and the Warrants received upon exercise of your Exchange
                                Right, on the Maturity Date
  -----------------------------------------------------------------------------------------
  Pricing Date:                             , 2006
  -----------------------------------------------------------------------------------------
  Issue Date:                   Three business days after the Pricing Date
  -----------------------------------------------------------------------------------------
  Valuation Date:               Three business days before the Maturity Date
  -----------------------------------------------------------------------------------------
  Maturity Date:                Approximately 3.50 to 3.65 years after the Issue Date
  -----------------------------------------------------------------------------------------
  Underlying Basket:            A basket based upon the values of the Dow Jones Industrial
                                Average and the Nikkei 225 Stock Average, each initially
                                equally weighted
  -----------------------------------------------------------------------------------------
  Issue Price:                  $10.00 per Certificate
  -----------------------------------------------------------------------------------------
  Coupon:                       None
  -----------------------------------------------------------------------------------------
  Payment at Maturity on the    For each $10.00 Certificate, $10.00 plus a Supplemental
  Certificates:                 Distribution Amount, which may be positive or zero
  -----------------------------------------------------------------------------------------
  Supplemental Distribution     $10.00 X Basket Return, provided that the Supplemental
  Amount:                       Distribution Amount will not be less than zero
  -----------------------------------------------------------------------------------------
  Basket Return:                Will equal following fraction, expressed as a percentage:
                                Ending Value - Starting Value
                                Starting Value
  -----------------------------------------------------------------------------------------
  Starting Value:               Set to 100 on the Pricing Date
  -----------------------------------------------------------------------------------------
  Ending Value:                 The closing value of the Underlying Basket on the Valuation
                                Date
  -----------------------------------------------------------------------------------------
  Exchange Right:               Holders of the Certificates will have the right to
                                exchange, beginning on the Issue Date and ending on the
                                date that is one business day prior to the Valuation Date, each Certificate for a pro rata portion of the assets of
                                the Trust (each Certificate is exchangeable into one
                                Security and one Warrant). On the maturity date of the
                                Securities or exercise date of the Warrants, which will be the same date as the maturity date of the Certificates,
                                -   each Security will pay $10 plus a security return
                                    amount ($10 x Basket Return)
                                -   each Warrant will pay zero if the basket return is
                                positive or zero, and pay a positive amount equal to $10 X the percentage decrease represented by the basket
                                    return if the basket return is negative.
                                In order to exercise your Exchange Right, your account must be approved for options trading. You should consult with
                                your financial advisor to determine whether your account
                                would meet the options trading requirements. If you choose to exercise your Exchange Right and hold only the
                                Securities or only the Warrants, you will lose the benefit of principal protection at maturity.
  -----------------------------------------------------------------------------------------
  Listing:                      Application will be made to list the Certificates on the
                                American Stock Exchange under the symbol "AGB." The
                                Securities and the Warrants will not be listed on any
                                exchange.
  -----------------------------------------------------------------------------------------
  Underwriting Discount:        2.50%
  -----------------------------------------------------------------------------------------
  Calculation Agent:            Citigroup Global Markets Inc.
  -----------------------------------------------------------------------------------------
  Trustee:                      U.S. Bank National Association
  -----------------------------------------------------------------------------------------

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Key Benefits
- Growth Potential. The Supplemental Distribution Amount payable at maturity is based on the Ending Value of the Underlying Basket on the Valuation Date, enabling you to participate in the potential increase in the value of the Underlying Basket during the term of the Certificates without directly investing in the indices comprising the Underlying Basket or having to acquire each of the component stocks of the indices.

- Capital Preservation. At maturity, unless you have exercised your Exchange Right, we will pay you at least the principal amount of the Certificates regardless of the performance of the Underlying Basket.

- Diversification. The Certificates are linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average and may allow you to diversify an existing portfolio mix of stocks, bonds, mutual funds and cash.

- No Interim Income Recognition. If you make the tax elections as described in detail in the preliminary prospectus and pricing supplement related to this offering, you should not be required to accrue income or to take into account any gain or loss with respect to the Certificates until maturity or disposition of the Certificates.

Key Risks
An investment in the Certificates, Securities and Warrants involves significant risks. While some of the risk considerations are summarized below, please review the "Risk Factors" section of the preliminary prospectus and pricing supplement related to this offering for a full description of risks.

- Possibility of No Appreciation. If the Ending Value, which will be the closing value of the Underlying Basket on the Valuation Date, is equal to or less than the Starting Value, the payment you receive at maturity will be limited to the amount of your initial investment in the Certificates, even if the closing value of the Underlying Basket is greater than the Starting Value at one or more times during the term of the Certificates or if the closing value of the Underlying Basket at maturity exceeds the Starting Value. In addition, neither the Securities nor the Warrants are principal protected. Thus, if you choose to exercise your Exchange Right and do not hold both the Securities and the Warrants to maturity, you could receive substantially less than the amount of your initial investment in the Certificates.

- No Periodic Payments. You will not receive any periodic payments of interest or any other periodic payments on the Certificates. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Underlying Basket.

- Potential for a Lower Comparable Yield. The Certificates do not pay any periodic interest. As a result, even if the Ending Value is greater than the Starting Value, the effective yield on the Certificates may be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding of comparable maturity.

- Secondary Market May Not Be Liquid. Citigroup Funding will apply to list the Certificates on the American Stock Exchange, but the secondary market may not be liquid and may not continue for the term of the Certificates. In addition, neither the Securities nor the Warrants will be listed on any exchange. Although Citigroup Global Markets intends to make a market in the Certificates, Securities and Warrants, it is not obligated to do so.

-   Resale Value of the Certificates May Be Lower Than Your Initial
    Investment. Due to, among other things, changes in the price of and dividend yields on the stocks included in the indices comprising the Underlying Basket, interest rates, the earnings performance of the issuers of the stocks included in the indices, other economic conditions and Citigroup Funding
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    and Citigroup's perceived creditworthiness, the Certificates may trade at prices below their initial issue price of $10 per certificate. You could receive substantially less than the amount of your initial investment if you sell your Certificates prior to maturity.

- Fees and Conflicts. Citigroup Global Markets Inc. and its affiliates involved in this offering are expected to receive compensation for activities and services provided in connection with the Certificates. Further, Citigroup Funding expects to hedge its obligations under the Certificates through the trading of the stocks included in the indices comprising the Underlying Basket or other instruments, such as options, swaps or futures, based upon the Underlying Basket, the indices comprising the Underlying Basket or the stocks included in the indices by one or more of its affiliates. Each of Citigroup Funding's or its affiliates' hedging activities and Citigroup Global Market's role as the Calculation Agent for the Certificates may result in a conflict of interest.

- Citigroup Credit Risk. The Certificates are subject to the credit risk of Citigroup, Citigroup Funding's parent company and the guarantor of the payments due on the Certificates.

- Neither the Securities nor the Warrants are Principal-Protected Individually. If you exercise your Exchange Right, you will receive a pro rata portion of the assets of the Trust, which consist of the Securities and the Warrants. In order to exercise your Exchange Right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements. Neither the Securities nor the Warrants are principal protected. Thus, if you choose to exercise your Exchange Right and hold only the Securities or only the Warrants, you will lose the benefit of principal protection at maturity and could receive substantially less than the amount of your initial investment. If you hold only the Securities, your investment may result in a loss if the Ending Value is less than the Starting Value. If you hold only the Warrants, the payment on the Warrants will be zero unless the Ending Value is less than the Starting Value. These additional risks also include that the Securities and the Warrants may trade at prices substantially below their initial purchase prices.

- Additional Risks Upon Exchange If You Hold Only the Securities or Only the Warrants. If you exercise your Exchange Right and hold only the Securities or only the Warrants, you will be subject to other risks in addition to the loss of principal protection at maturity. These additional risks include, in the case of the Securities, that the Securities will participate fully in the depreciation of the Underlying Basket and, in the case of the Warrants, that the Warrants may lose substantially all their value due to relatively small increases in the value of the Underlying Basket, particularly increases above the Starting Value.

Certain U.S. Federal Income Tax Considerations
The following summarizes certain federal income tax considerations for U.S. investors that purchase the Certificates at the initial offering and hold the Certificates as capital assets. In general, a U.S. investor will be treated as owning a pro rata share of the assets of the Trust. Under the treatment that each holder will agree to with the Trust and Citigroup Funding, the Securities and the Warrants will be treated as two separate financial instruments.

A U.S. holder's tax treatment may depend on the applicability of certain elections. The Trust will make a "mixed straddle" election on behalf of all holders of the Certificates by identifying on its records the Securities and the Warrants as a mixed straddle and by filing IRS form 6781. The Trust also will make an "identified straddle" election on behalf of all holders of the Certificates by identifying on its records each Security and each Warrant as a separate identified straddle. It is unclear, however, whether such elections made by the Trust on behalf of a holder will be effective. Therefore, it is generally advisable that U.S. investors
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also make a mixed straddle election and an identified straddle election by complying with the identification requirements described in the preliminary prospectus and pricing supplement and by filing IRS form 6781 (applicable to the mixed straddle election) attached thereto. Assuming that the "mixed straddle" election and the identified straddle election will apply, the Certificates will be taxed as follows:

- A U.S. holder will not be required to accrue income or take into account gain with respect to Certificates until maturity or disposition.

- At maturity or upon a sale of all of U.S. holder's Certificates, such holder will recognize net capital gain or loss equal to the difference between the amount of cash received and the amount that U.S. holder paid for the Certificates. Such capital gain or loss will be short-term gain or loss regardless of how long the U.S. holder has held the Certificates.

- If a U.S. holder exchanges its Certificates for Securities and Warrants and disposes of one but not the other, such holder will have long-term capital gain or loss at maturity or on disposition of the Securities or the Warrants only if the U.S. holder has held the Securities or the Warrants for more than one year after the disposition of the other instrument, respectively. In order to exercise your Exchange Right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements. You should be aware, however, that if you hold only the Securities or only the Warrants, you will lose the benefit of principal protection at maturity. Losses realized on the disposition of the Securities or the Warrants may be required to be capitalized into the tax basis of the Warrants or the Securities (as the case may be) retained by the U.S. Holder.

No statutory, judicial or administrative authority addresses the characterization of the Securities and the Warrants or similar instruments for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Certificates are not certain. ACCORDINGLY, A PROSPECTIVE INVESTOR (INCLUDING A TAX EXEMPT INVESTOR) IN THE CERTIFICATES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE CERTIFICATES.

In the case of a holder of the Certificates that is not a U.S. person, any gain realized upon the sale, maturity, exchange or other taxable disposition of the Certificates, the Securities or the Warrants generally will not be subject to U.S. income or withholding tax provided that: (i) the holder complies with applicable certification requirements (including in general the furnishing of an IRS form W-8 or substitute form), (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States, and (iii) the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Citigroup Funding's stock entitled to vote, and are not a controlled foreign corporation related, directly or indirectly, to Citigroup Funding through stock ownership.

You should refer to the preliminary prospectus and pricing supplement related to this offering for additional information relating to U.S. federal income tax and consult your own tax advisors to determine tax consequences particular to your situation.
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The Underlying Basket

General. The Underlying Basket will be established on the Pricing Date and will be calculated by the Calculation Agent. The Underlying Basket will represent the values of two equity indices: the Dow Jones Industrial Average and the Nikkei 225 Stock Average. The Starting Value of the Underlying Basket will be set to 100 on the Pricing Date and each of the two indices comprising the Underlying Basket will initially represent 50% of the value of the Underlying Basket. The closing value of the Underlying Basket on any index business day will equal the sum of the products of (i) the closing value on that day of each index comprising the basket and (ii) a fixed factor (the "Multiplier") applicable to each index. The Multiplier for each index will be determined on the Pricing Date and will equal 50 divided by the closing value of the applicable index on the Pricing Date.

The following graph sets forth the hypothetical historical closing values of the Underlying Basket on each index business day from January 1, 1996 through October 16, 2006, each calculated as if the Underlying Basket had been created on January 1, 1996 with an initial value of 100. The Underlying Basket actually will be established on the Pricing Date with a value of 100.

Actual historical closing values of each of the two component indices were used to calculate the hypothetical historical closing values of the Underlying Basket. However, these hypothetical historical closing values should not be taken as an indication of the actual composition of the Underlying Basket on the Pricing Date or the future performance of the Underlying Basket. Any hypothetical historical upward or downward trend in the value of the Underlying Basket during any period set forth below is not an indication that the Underlying Basket is more or less likely to increase or decrease at any time during the term of the Certificates.

                               (GRAPH)

You should refer to the preliminary prospectus and pricing supplement related to this offering for additional information on the Underlying Basket and each component index,
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including its respective makeup, method of calculation and changes in its components. All such disclosures in the preliminary prospectus and pricing supplement are derived from publicly available information. None of the Trust, Citigroup Funding, Citigroup, Citigroup Global Markets or the Trustee assumes any responsibility for the accuracy or completeness of such information. You should also be aware that an investment in the Certificates does not entitle you to any dividends, voting rights or any other ownership or other interest in respect of the stocks of the companies included in the indices comprising the Underlying Basket.

License Agreements. Citigroup or its subsidiary has entered into a non-exclusive license agreement with the publisher of each index comprising the Underlying Basket, providing for the license to Citigroup and its subsidiaries (including Citigroup Funding), in exchange for a fee, of the right to use each index in connection with certain securities, including the Certificates, the Securities and the Warrants. Each license agreement provides that the following language, as applicable, must be stated in this offering summary.

"Dow Jones," "Dow Jones Industrial Average(SM)" and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Citigroup Funding Inc.'s affiliate, Citigroup Global Markets Limited. The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the Certificates, the Securities and the Warrants.

"Nikkei," "Nikkei Stock Average," "Nikkei Average" and "Nikkei 225" are the service marks of Nihon Keizai Shimbun, Inc. The Nikkei 225 Stock Average is the intellectual property of Nihon Keizai Shimbun, Inc. and Nihon Keizai Shimbun, Inc. reserves all the rights, including copyright, to the Nikkei 225 Stock Average. These service marks have been licensed for use for certain purposes by Citigroup Funding Inc. The Certificates, the Securities and the Warrants are not issued, sponsored, endorsed, sold or prompted by Nihon Keizai Shimbun, Inc. Nihon Keizai Shimbun, Inc. makes no warranties and bears no liability with respect to the Certificates, the Securities and the Warrants.
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Hypothetical Maturity Payment Examples
The examples of hypothetical maturity payments set forth below are intended to illustrate the effect of different Ending Values on the amount payable on the Certificates at maturity. All of the hypothetical examples are based on the following assumptions:

-   Issue Price: $10.00                         -   Term of the Certificates: 3.65 years
-   Starting Value: 100
-   The Certificates are held to maturity and are not exchanged for the Securities and the Warrants.

As shown by the examples below, if the Basket Return is 0% or less, you will receive an amount at maturity equal to $10.00 per certificate, the amount of your initial investment in the Certificates. If the Basket Return is greater than 0%, you will receive an amount at maturity that is greater than your initial investment in the Certificates.

                                                                                                     Annualized
                                      Supplemental                            Total Return             Return
                                      Distribution          Maturity             on the                on the
  Ending Value    Basket Return        Amount(1)           Payment(2)         Certificates        Certificates(3)
---------------------------------------------------------------------------------------------------------------------
30.0......            -70.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
40.0......            -60.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
50.0......            -50.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
60.0......            -40.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
70.0......            -30.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
75.0......            -25.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
80.0......            -20.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
85.0......            -15.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
90.0......            -10.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
95.0......             -5.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
97.5......             -2.50%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
100.0.....              0.00%            $0.00               $10.00               0.00%                 0.00%
---------------------------------------------------------------------------------------------------------------------
102.5.....              2.50%            $0.25               $10.25               2.50%                 0.68%
---------------------------------------------------------------------------------------------------------------------
105.0.....              5.00%            $0.50               $10.50               5.00%                 1.35%
---------------------------------------------------------------------------------------------------------------------
107.5.....              7.50%            $0.75               $10.75               7.50%                 2.00%
---------------------------------------------------------------------------------------------------------------------
110.0.....             10.00%            $1.00               $11.00              10.00%                 2.65%
---------------------------------------------------------------------------------------------------------------------
115.0.....             15.00%            $1.50               $11.50              15.00%                 3.90%
---------------------------------------------------------------------------------------------------------------------
120.0.....             20.00%            $2.00               $12.00              20.00%                 5.12%
---------------------------------------------------------------------------------------------------------------------
125.0.....             25.00%            $2.50               $12.50              25.00%                 6.30%
---------------------------------------------------------------------------------------------------------------------
130.0.....             30.00%            $3.00               $13.00              30.00%                 7.45%
---------------------------------------------------------------------------------------------------------------------
140.0.....             40.00%            $4.00               $14.00              40.00%                 9.66%
---------------------------------------------------------------------------------------------------------------------
150.0.....             50.00%            $5.00               $15.00              50.00%                11.75%
---------------------------------------------------------------------------------------------------------------------
160.0.....             60.00%            $6.00               $16.00              60.00%                13.74%

(1) Supplemental Distribution Amount = $10.00 X Basket Return, provided that the Supplemental Distribution Amount will not be less than zero

(2) Maturity Payment = $10.00 + Supplemental Distribution Amount

(3) Compounded Annually

The examples above are for purposes of illustration only. The actual maturity payment will depend on the actual Supplemental Distribution Amount which, in turn, will depend on the actual Ending Value.

    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY FIRST A FA
                                                    SAFETY FIRST(SM) INVESTMENTS
                                                                              11

ERISA and IRA Purchase Considerations
Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the Certificates, the Securities and the Warrants as long as either (A) (1) no Citigroup Global Market affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the Certificates, the Securities or the Warrants or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the Certificates, the Securities or the Warrants or (B) its acquisition and holding of the Certificates, the Securities or the Warrants is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will NOT be permitted to purchase or hold the Certificates, the Securities or the Warrants if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Certificates, the Securities or the Warrants by the account, plan or annuity.

You should refer to the section "ERISA Matters" in the preliminary prospectus and pricing supplement related to this offering for more information.

Additional Considerations
If the closing value of any of the indices comprising the Underlying Basket is not available on the Valuation Date, the Calculation Agent may determine the Ending Value in accordance with the procedures set forth in the preliminary prospectus and pricing supplement related to this offering. In addition, if any of the indices comprising the Underlying Basket is discontinued, the Calculation Agent may determine the Ending Value by reference to a successor index or, if no successor index is available, in accordance with the procedures last used to calculate the relevant index prior to any such discontinuance. You should refer to the sections "Description of the Certificates -- Supplemental Distribution Amount" and "-- Discontinuance of an Index Comprising the Underlying Basket" in the preliminary prospectus and pricing supplement for more information.

Citigroup Global Markets is an affiliate of the Trust and Citigroup Funding. Accordingly, the offering will conform to the requirements set forth in Rule 2810 of the Conduct Rules of the National Association of Securities Dealers regarding direct participation programs.

Client accounts over which Citigroup or its affiliates have investment discretion are NOT permitted to purchase the Certificates, either directly or indirectly.

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Device are trademarks and service marks of Citigroup Inc. and its affiliates and are used and registered throughout the world.